Exhibit 10.34

CENTURY BUSINESS CREDIT CORPORATION
119 WEST 40TH STREET
NEW YORK, NEW YORK  10018

                            RE: BREAKING WAVES, INC.
                              112 WEST 34TH STREET
                                    SUITE 502
                               NEW YORK, NY 10120

Gentlemen:

        We hereby request you to act as our sole Factor upon the following terms and conditions, namely:

         1. We hereby agree to assign and sell, and do hereby assign and sell, to you, and you hereby agree to purchase from us all Receivables acceptable to you whether now existing or hereafter arising. For all purposes hereof, the term "Receivables" shall mean and include all accounts, contract rights, general intangibles, chattel papers, instruments, documents and all forms of obligations owing to us arising from or out of the sale of merchandise and/or the rendition of services, all proceeds thereof, all of our rights to merchandise represented thereby, all of our rights under insurance policies covering merchandise or services, all of our rights against carriers of said merchandise, and all of our right, title, security interests and guarantees with respect to each Receivable, including all rights of replevin and reclamation and stoppage in transit and all other rights of an unpaid seller of merchandise or services.

         2. We shall submit to you the principal terms of each of our customers' orders for your written credit approval. You may, in your discretion, approve in writing all or a portion of our customers' orders either by establishing a credit line limited to a specific amount for a specific customer, or by approving all or a portion of a proposed purchase order submitted by us. No credit approval shall be effective unless in writing and unless the goods are shipped or the services rendered within the time specified in our written credit approval or within 30 days after the approval is given, if no time is specified. No written credit approval or terms of sale shall be changed without your written approval. You shall have the right to withdraw your credit approval or withdraw or adjust a credit line at any time before delivery of merchandise or rendition of services. You shall not be liable to any person or in any manner for refusing to approve the credit of any customer. We shall execute and deliver to you written schedules of all Receivables sold or assigned to you hereunder in form satisfactory to you, together with copies of customer's invoices or the equivalent and upon your request conclusive evidence of delivery for all goods sold and all other information or documents you may require. All customers' invoices shall be marked payable to you in a manner satisfactory to you, and such marking of invoices as payable to you, regardless of by whom done, and/or the delivery thereof to you shall constitute an assignment thereof to you whether or not we execute any specific instrument of assignment. All remittances, checks, bills and accounts receivable and proceeds of sales shall be your property and we agree to confirm your title thereto by the execution from time to time of whatever evidence of title you may deem desirable, and we further authorize you to endorse our name on any and all checks or other forms of remittances received in payment of Receivables whenever you deem such endorsement to be necessary to effect collection thereof. If any remittances are made directly to us, we shall hold the same in trust for your benefit and your property and will immediately deliver to you the identical checks, documents, instruments or moneys received in the same form as received by us. We have been advised that you may employ and we consent to your use of a lockbox account for the deposit of remittances received in payment of Receivables.

     3. We represent and warrant that each and every Receivable now or hereafter assigned to you will cover a bona fide sale and delivery of merchandise usually dealt in by us or the rendition by us of services to customers in the ordinary course of our business; covers merchandise or services which have been received and accepted by our customers without dispute or claim of any kind or nature; will be for an amount certain payable in United States funds in accordance with the terms of our invoice covering said sale, which shall not be changed without your written approval; except for your security interest therein, there are no security interests, liens or encumbrances thereon and it will at all times be kept free and clear of same except in your favor; we have good title thereto and the legal rights to sell, assign, transfer and set over the same to you; all documents to be delivered to you in connection therewith will be genuine and be enforceable against our customers free and clear of any offset, deduction, counterclaim, lien, encumbrance or any other claim or dispute (real or claimed), including, without limitation, claims or disputes as to price, terms, delivery, quantity or quality and claims of release from liability or because of any act of God, or a public enemy, or war, or because of the requirements of law or of rules, orders or regulations having the force of law. We agree to indemnify you against any liability, loss or expense caused by or arising out of the rejection of merchandise or services or claims or deductions of every kind and nature by our customers, other than those resulting from financial inability of our customer, whose credit standing you have approved, to make payment. In the event of our breach of any of the foregoing representations and/or warranties, you shall have, in addition to all your other rights under this Agreement, the right to chargeback to us immediately the full amount of the Receivables affected thereby together with interest, but such chargeback shall not be deemed a reassignment thereof, and you shall retain a security interest in such Receivable and in the merchandise represented thereby until such Receivable is fully paid, settled or discharged or all our Obligations (as hereinafter defined) to you are fully satisfied. You shall not, however, have the right to chargeback to us any Receivable approved by you which is unpaid solely because of such customer's financial inability to pay. We agree that you may limit your purchase of Receivables arising from our sales to any one customer, and in such event, and in any instance in which you do not approve the credit standing of our customer or the terms of sale, you nevertheless agree to purchase such Receivables from us and we shall sell and assign the same to you hereunder, but with full recourse to us in the event of nonpayment thereof for any reason whatsoever. Except for those invoices in the amount of $100 or less which have been approved as part of an aggregate sale to a customer exceeding $100, we agree that all invoices in the amount of $100 or less shall be with full recourse to us in the event of nonpayment thereof for any reason whatsoever regardless of whether or not you have approved the sale relating thereto. As to Receivables purchased by you with recourse to us, you shall have the right to charge the same back to us at any time, together with interest, if any. Advances by you on account of any Receivable purchased by you with recourse to us prior to collection thereof shall be entirely in your discretion in each and every instance. Upon the occurrence of any breach of any representation or warranty or any chargeback by you, we shall promptly pay you the full amount of the Receivable affected thereby.

     4. We shall immediately notify you in each instance of the return, rejection, loss of or damage to merchandise represented by any Receivable, of any request for extension of time to pay or request for credit or adjustment, or of any merchandise dispute or other dispute or claim relating to any Receivable or to the merchandise or services covered thereby or tending in any way to diminish the sum certain payable thereon. If any such dispute, controversy or claim is not promptly settled by us, you may, if you so elect, settle, compromise, adjust or otherwise enforce or dispose of by litigation or otherwise, any such dispute, controversy or claim, at our expense, and upon such terms and conditions as you in your sole discretion acting in a commercially reasonable manner shall deem proper, but you shall have no obligation to do so. We agree that, after assignment of Receivables to you, we shall not grant any allowances, credits or adjustments to customers, nor accept any return of merchandise, without your prior written consent in each instance. All credit memoranda to be issued to any customer shall be furnished by us to our customers so long as we simultaneously provide you with a copy thereof. You may charge our account with you $3.00 on each invoice in respect of any credit memoranda or change of terms. If any merchandise from the sale of which any Receivable arises shall be returned by or recovered from our customer or held subject to bill and hold invoices, we shall forthwith pay you the full amount of such Receivable, either in cash or by the assignment of new Receivables hereunder, and until such payment or assignment, such merchandise shall be held by us in trust for your benefit, shall be segregated and identified by us as property held in trust for your benefit, and upon your request we shall, at our expense, deliver the same to you or for your account or upon your order to such place or places as you may designate. You may sell or cause the sale of any such merchandise, at such prices and upon such terms as you may deem proper, and in the event of any public sale thereof, you may be the purchaser. The proceeds of any such sale or sales shall first be charged with the costs and expenses of any incident to such sale, and the balance, if any, shall be credited to our account.

     5. (a) You will send us a monthly account current as of the end of each month. Unless you receive our written objection to any account current rendered by you within forty five (45) days after the mailing of such account current, it shall be deemed accepted by us and shall become conclusive and binding upon us. All debit balances shall be payable to you on demand and shall bear interest at the rate of interest then in effect as hereinafter provided (herein called the "Contract Rate"); such interest is payable to you daily but shall be charged to our account monthly as a cash advance made by you to us. The Contract Rate of interest hereunder shall be equal to the Prime Rate (as hereinafter defined) plus 1.75% per annum. Such Contract Rate is based upon the highest announced prime, base or reference rate charged by Wells Fargo & Co. to substantial and responsible corporate commercial borrowers ("Prime Rate"). which is now 9.5% per annum, and is neither tied to any external rate of interest or index, nor does it necessarily reflect the lowest rate of interest actually charged to any particular class or category of customers by such banks. Such Contract Rate shall be increased or decreased as the case may be, as such Prime Rate is increased or decreased and to the extent thereof; each such change to be effective as at the first of the month after the related change in such Prime Rate; but in no event shall the Contract Rate of interest hereunder be less than 6% per annum nor in excess of the maximum rate you are permitted to charge by law.

     (b) On the last day of each month, you shall credit our account with interest on the average daily balance of matured funds and cash collateral in our account at the Prime rate minus 3% per annum.

     6. (a) The purchase price of Receivables sold and assigned to you shall be the net amount thereof, as herein defined, less the amount of your commission on the purchase of such Receivables as provided in Paragraph 7 hereof. Such purchase price, less any reserves which you may have established as herein provided and less any sums advanced, remitted or otherwise paid to us or for our account or debited to our account hereunder shall be payable by you to us three
(3) business days after collection of the Receivables purchased. However, if any Receivable as to which you have approved the credit standing of the customer shall not be paid by reason of the customer's bankruptcy or insolvency, you will pay us the purchase price thereof on the first business day of the month following such customer's bankruptcy or insolvency. You may, at our request but in your discretion, make advance payments to us on the purchase price of Receivables prior to the aforesaid time or times of your obligation to make payment thereof in an amount up to 85% of the net amount thereof. Such advance payments, which shall be debited by you to our account with you, shall bear interest at the Contract Rate referred to in Paragraph 5 hereof from the date of advance to three (3) business days after the date of actual collection, or where applicable, to the first business day following the month of the customer's bankruptcy or insolvency. You may reserve out of the purchase price of all Receivables sold and assigned to you an amount which, in your judgment, is sufficient to protect you against possible returns, claims, allowances, expenses and recourse to us on Receivables sold and assigned to you and against other contingencies for which we may be chargeable hereunder. As used herein, the term "net amount" of Receivables shall mean the gross amount of Receivables less returns, allowances and discounts to customers upon shortest or longest selling terms, as you may elect.

     (b) From time to time hereunder, we may request, and you in your discretion agree to make additional advances in an amount at any time not to exceed the sum of (i) the lesser of (x) $200,000 and (y) 100% of the amount of cash collateral pledged to you by us pursuant to documentation in all respects satisfactory to you plus (ii) the lesser of (x) $1,150,000 and (y) 100% of the undrawn face amount of a standby letter of credit issued in your favor in form and substance satisfactory to you issued by a bank satisfactory to you.

     (c) From time to time we may request advances from you in excess of the advance formula set forth in paragraphs 6(a) and 6(b) hereof, or as from time to time adjusted by you. You may in your sole discretion agree to make such advances (hereinafter called "Overadvances"). It is understood by us that for purposes of calculating an Overadvance, you may consider the face amount of any outstanding acceptances guaranteed by you as an advance which has been debited to our account with you. Interest on Overadvances shall be at a rate of .25% per annum in excess of the Contract Rate of interest as calculated pursuant to the provisions of Paragraph 5 hereof; provided however, if all Overadvances are represented by acceptances, then the rate shall be .25% per annum above the acceptance rate set forth in Paragraph 14 of the Letter of Credit Security Agreement, supplement hereto. All Overadvances are discretionary by you, may be terminated at any time, and are payable on demand. Nothing herein shall limit or restrict your right to adjust advance formulas upward or downward based upon your lending criteria which is established in your sole discretion and on your own collateral evaluations.

     7. (a) For your services hereunder, (i) you shall receive a commission equal to seventy-five hundredths of one (.75%) percent; and (ii) in the case of any Receivables from a customer who is a debtor-in-possession, you shall receive an additional commission equal to no less than one (1%) percent for 15 day selling terms and two (2%) percent for 30 day selling terms, of the gross invoice amount of each Receivable, which commission shall be due and payable by us as of the date a Receivable arises, and shall then be chargeable to our account with you.

     (b) The minimum factoring commission on each invoice in respect of any Receivable shall be $3.00.

     (c) Your charge specified in Paragraph 7(a) hereof, is based upon maximum selling terms of 60 days, and no more extended terms or additional dating shall be granted by us to any customer without your prior written approval. When such approval is given by you, your charge with respect to the Receivables covered thereby shall be increased by an additional one-quarter of one (1/4%) percent for each additional thirty (30) days or portion thereof of extended terms or additional dating.

     (d) The minimum aggregate factoring commissions payable under this agreement for each contract year hereof shall be $24,00.00, which, to the extent of any deficiency (after giving effect to commissions payable under subparagraph
(a)), shall be chargeable to our account with you annually. In the event you terminate this Agreement at such time as no Event of Default shall have occurred and be continuing, we shall not be required to pay the minimum aggregate factoring commission for the contract year in which such termination occurs.

     8. Amounts owing to you in respect of our purchases from other persons, firms or corporations factored by you or your parent, subsidiary or affiliate are to be considered as advances against our account with you and may be charged by you to our account with you at any time whether before or after the maturity of such amounts. If any tax by any governmental authority (other than for your income and franchise taxes) is or may be imposed on or as a result of any transaction between us, or in respect to sales or the merchandise affected by such sales, which you are or may be required to withhold or pay, we agree to indemnify and hold you harmless in respect of such taxes, and we will repay you the amount of any such taxes, which shall be charged to our account, and until we shall furnish you with indemnity therefor (or supply you with evidence satisfactory to you that due provision for the payment thereof has been made), you may hold without interest any balance standing to our credit and you shall retain your security interest in any and all collateral held by you.

     9. As security for all "Obligations" (as herein defined), we hereby grant to you a security interest in, a general lien upon and/or a right of setoff of, all Receivables, General Intangibles (as such term is defined in the Uniform Commercial Code), all our credit balances with you and all our claims against you (whether now or hereafter existing and whether arising under this Agreement or otherwise), and all our property of every kind and description, tangible or intangible, at any time in your possession or subject to your control, whether now or hereafter existing or now owned or hereafter acquired and wherever located including, without limitation, any claims for tax refunds from any governmental authority due or to become due to the undersigned which claims are hereby assigned to you. As used herein, the term "Obligations" means and includes all loans, advances, indebtedness, liabilities, obligations, debit balances, covenants and duties owing by us or any of our subsidiaries or affiliates to you or your parent, subsidiary or affiliate of every kind and description (whether now or hereafter existing and whether arising under this Agreement or otherwise, including in connection with responding to our requests for and furnishing us with information hereunder), direct or indirect, absolute or contingent, due or to become due, including, without limitation, any indebtedness, liabilities or obligations owing by us to others which you have acquired by assignment, participation or otherwise, and further including, without limitation, all interest, fees, charges, expenses and attorneys' fees for which we are obligated hereunder. We agree to execute such further instruments and financing statements as may be required by any law in connection with the transactions contemplated hereby and to cooperate with you in the filing or recording and renewal thereof, and we hereby further authorize you (and appoint any person whom you designate as our attorney with power) to sign our name on any such instrument and on financing statements under the Uniform Commercial Code. Recourse to security shall not be required and we shall at all times remain liable for the repayment on demand of all Obligations.

     10. Upon your performance of any collateral monitoring - namely any field examination, collateral analysis or other business analysis, the need for which is to be determined by you and which monitoring is undertaken by you or for your benefit, an amount equal to $600 per day, per person, for each person employed to perform such monitoring together with all costs, disbursements and expenses incurred by you and the person performing such collateral monitoring shall be charged to our account; provided, however, so long as we are not in default the collateral monitoring fees shall not exceed $3,000 per annum plus all costs, disbursements and expenses incurred by you and the person performing such collateral monitoring. In addition, we will pay you all costs, expenses and liabilities incurred, including a reasonable allowance for attorneys' fees in connection with (a) the execution and delivery of this Agreement and any agreement, instrument or document delivered pursuant hereto or in connection herewith (collectively, the "Other Agreements"), (b) any waiver, amendment, supplement, consent or modification hereof or thereof, (c) the filing or perfecting of any security interest in any collateral securing the Obligations or any guaranty therefor, (d) obtaining or enforcing payment of any Obligation,
(e) the prosecution or defense of any action or proceeding concerning any matter arising out of or connected with this Agreement, any Other Agreement, or any of the Receivables assigned to you, including, without limitation, effecting collection of Receivables whether by adjustments, litigation or otherwise, and realization upon recovered or returned merchandise and defending successfully in whole or in part any and all actions or proceedings brought by us, (f) your obtaining performance of the Obligations under this Agreement or any Other Agreement, including, but not limited to, the enforcement or defense of your security interests, assignments of rights and liens as valid perfected security interests, (g) any attempt to inspect, verify, protect, collect, sell, liquidate or otherwise dispose of any collateral for the Obligations, (h) any appraisals or re-appraisals of any property (real or personal) pledged to you as collateral for the Obligations and (i) any consultations in connection with any of the foregoing. All such costs and expenses together with all filing, recording and search fees, taxes and interest payable by us to you shall be payable on demand may be charged to our account and shall constitute Obligations hereunder and shall be secured by the collateral therefor.

     We hereby indemnify and hold you and your affiliates, and their respective employees, attorneys and agents (each, an "Indemnified Person"), harmless from and against any and all suits, actions, proceedings, claims, damages, losses, liabilities and expenses of any kind or nature whatsoever (including attorneys' fees and disbursements and other costs of investigation or defense, including those incurred upon any appeal) which may be instituted or asserted against or incurred by any such Indemnified Person as the result of any financial accommodation having been extended, suspended or terminated under this Agreement or any Other Agreement or with respect to the execution, delivery, enforcement, performance and administration of, or in any other way arising out of or relating to, this Agreement or any Other Agreement, and any actions or failures to act with respect to any of the foregoing, except to the extent that any such indemnified liability is finally determined by a court of competent jurisdiction to have resulted solely from such Indemnified Person's gross negligence or willful misconduct. NO INDEMNIFIED PERSON SHALL BE RESPONSIBLE OR LIABLE TO US OR TO ANY OTHER PARTY FOR INDIRECT, PUNITIVE, EXEMPLARY OR CONSEQUENTIAL DAMAGES WHICH MAY BE ALLEGED AS A RESULT OF ANY FINANCIAL ACCOMMODATION HAVING BEEN EXTENDED, SUSPENDED OR TERMINATED UNDER THIS AGREEMENT OR ANY OTHER OR AS A RESULT OF ANY OTHER TRANSACTION CONTEMPLATED HEREUNDER OR THEREUNDER.

     11. We shall not be entitled to pledge your credit for any purpose whatsoever.

     12. We waive presentment and protest of any instruments and all notices thereof, notice of default and all other notices to which we might otherwise be entitled. We shall maintain, at our expense, proper books of account. You shall have the right to inspect and make extracts from such books and all of our files, records and correspondence at all reasonable times. All sales of Receivables to you by us shall be deemed to include all of our right, title and interest to all of our books, records and files and all other data and documents relating to each Receivable. During the term of this Agreement we shall not sell or assign, negotiate, pledge or grant any security interest in any Receivables, Accounts, General Intangibles, Contract Rights or Goods (as said terms are defined in Article 9 of the Uniform Commercial Code) to any one other than you. We shall furnish you with as many duplicate customers' invoices as you may from time to time require. We certify to you that our address as set forth in this Agreement is our mailing address, our chief place of business, and the office at which our records relating to Receivables are kept. We shall not effect any change in our mailing address, or in our chief place of business, or in the office in which our records relating to Receivables are kept, without first giving you written notice within five (5) business days of the move.

     13. The term of this Agreement shall begin as of the effective date hereof and continue until the last day of the twenty-fourth month hereafter and thereafter shall be automatically renewed from year to year unless terminated on such last day of such month or any anniversary thereof by our giving you at least sixty (60) days prior written notice by registered or certified mail, return receipt requested. Notwithstanding the foregoing, we shall have the right to terminate this Agreement at any time by giving you at least ninety (90) days prior written notice provided that if this Agreement is terminated by us prior to the maturity date then in effect, we shall pay you an early termination fee in the amount of $50,000 less any factoring commission paid to you in such contract year. You shall have the right to terminate this Agreement at any time by giving us ninety (90) days prior written notice provided that if you terminate this Agreement at a time when no Event of Default shall have occurred and be continuing, we shall not be required to pay the minimum aggregate factoring commission for the balance of the contract term. Notwithstanding the foregoing, you may terminate this Agreement without notice and all Obligations shall, unless and to the extent that you otherwise elect, become immediately due and payable without notice or demand upon the occurrence and during the continuance of any one or more of the following events (each an "Event of Default"): (i) we fail to pay any Obligation when due(ii) any representation, warranty or statement made by us, any Guarantor, surety or other party liable upon any Obligation contained herein or in any instrument or document delivered pursuant hereto or in any other agreement, instrument, or document under which we are obligated to you should at any time be false or misleading in any material respect; (iii) failure to perform under and/or committing any breach of this Agreement or in any instrument or document delivered pursuant hereto or in any other agreement or document under which we are obligated to you; (iv) we or any Guarantor, surety or other party liable upon any Obligation become(s) unable to pay our or its debts as they mature, make(s) a general assignment for the benefit of creditors, suspend(s) the transaction of our or its usual business, convene(s) or cause(s) to be convened a meeting of our or its creditors or principal creditors or take(s) advantage of the insolvency laws of any State, or a case is commenced or a petition in bankruptcy or for an arrangement or reorganization under the Federal Bankruptcy Code is filed by or against us or any such other party or a custodian or receiver (or other court designee performing the functions of a receiver) is appointed for or takes possession of our or any such other party's assets or affairs or an order for relief in a case commenced under the Federal Bankruptcy Code is entered; (v) any Guarantor, surety or other party liable upon any Obligations shall die; (vi) we shall be dissolved; (vii) there shall be issued or filed against us, any Guarantor, surety or other party liable upon any Obligations, any tax lien; (viii) any Guarantor challenges the effectiveness of or seeks or purports to terminate the effectiveness of the applicable Guaranty; (ix) any Guarantor fails to comply with the provisions of the applicable Guaranty or (x) or there shall be issued or filed against us any attachment, injunction, execution, or judgment which is not removed within thirty (30) days after same was issued or filed. Notwithstanding any termination of this Agreement we shall continue to assign Receivables to you and turn over all collections to you as herein provided until all Obligations shall have been fully paid and satisfied, and until then this Agreement shall remain in full force and effect as to and be binding upon us, and you shall be entitled to retain your security interest in all existing and future Receivables and other security and collateral.

     14. Upon the occurrence of any of the events of default specified in Paragraph 13 hereof, you shall have all the rights and remedies of a secured party under the Uniform Commercial Code and other applicable laws with respect to all collateral in which you have a security interest, such rights and remedies being in addition to all of your other rights and remedies provided for herein. You may sell or cause to be sold any or all of such collateral, in one or more sales or parcels, at such prices and upon such terms as you may deem best, and for cash or on credit or for future delivery, without your assumption of any credit risk, and at a public or private sale as you may deem appropriate.

Unless the collateral is perishable or threatens to decline speedily in value or is of a type customarily sold on a recognized market, you will give us reasonable notice of the time and place of any public sale thereof or of the time after which any private sale or any other intended disposition thereof is to be made. The requirements of reasonable notice shall be met if any such notice is sent in accordance with the notice provisions of Paragraph 16 hereof at least five (5) days before the time of the sale or disposition thereof. You may invoice any such sale in your name or in our name, as you may elect, as the seller, and in such latter event such invoice shall be marked payable to you as provided in Paragraph 2 hereof. You may be the purchaser at any such public sale and thereafter hold the property so sold at public sale, absolutely, free from any claim or right of any kind, including any equity of redemption. The proceeds of sale shall be applied first to all costs and expenses of and incident to such sale, including attorneys' fees, and then to the payment (in such order as you may elect) of all Obligations. You will return any excess to us and we shall remain liable for any deficiency.

     15. We shall furnish to you, and we shall cause all, corporate guarantors of the Obligations, if any, to furnish quarterly financial statements within 60 days after the end of each of our fiscal quarters, and annual financial statements within 105 days after the end of each of our fiscal years, all in form and substance acceptable to you and reviewed, in the case of quarterly statements, and audited, in the case of annual statements, by an independent certified public accountant acceptable to you. We shall cause all individual guarantors of the Obligations, if any, to furnish to you his/her personal financial statement in form and substance acceptable to you within 30 days after each anniversary of the date on which he/she furnishes to you the first such statement. We shall provide to you, upon request, a Certificate of Good Standing from the Secretary of State of the state of incorporation of the undersigned and from every state where the undersigned is qualified to do business.

     16. Any notice or request hereunder may be given to us or you at the respective addresses set forth below or as may hereafter be specified in a notice designated as a change of address under this Paragraph. Any notice or request hereunder shall be given by hand delivery, overnight mail or telecopy (confirmed by overnight mail). Notices and requests shall be, in the case of those by hand delivery, deemed to have been given when delivered to any officer of the party to whom it is addressed, in the case of those by overnight mail, deemed to have been given one (1) business day after deposit with the overnight mail carrier, and, in the case of a telecopy, when confirmed.

Notices shall be provided as follows:

         If to you:                         Century Business Credit Corporation
                                            119 West 40th Street
                                            New York, New York  10018
                                            Attention:  Thomas Pizzo
                                            Telephone:  (212) 703-3500
                                            Telecopier:  (212) 703-3639

         If to us:                          Breaking Waves, Inc.
                                            112 West 34th Street
                                            New York, New York  10120
                                            Attention:  Harold Rashbaum
                                            Telephone:  (212) 968-8303
                                            Telecopier:  (212) 967-8372

     17. We warrant that we are solvent, know of no present or pending situation which could render us insolvent, and we will remain solvent during the term of this Agreement. This Agreement is made and is to be performed under the law of the State of New York and shall be governed by and construed in accordance with said law. Each of the parties to this Agreement expressly submits and consents to the jurisdiction of the Supreme Court of the State of New York in the County of New York, with respect to any controversy arising out of or relating to this Agreement or any amendment or supplement thereto or to any transactions in connection therewith and each of the parties to this Agreement hereby waives personal service of any summons or complaint or other process or papers to be issued in any action or proceeding involving any such controversy and hereby agrees that service of such summons or complaint or process may be made to the other party in accordance with the provisions of Paragraph 16 hereof; failure on the part of either party to appear or answer within thirty (30) days after such mailing of such summons, complaint or process shall constitute a default entitling the other party to enter a judgment or order as demanded or prayed for therein to the extent that said Court or duly authorized Officer thereof may authorize or permit. You and we do hereby waive any and all right to a trial by jury in any such action or proceeding. In the event you commence any action or proceeding against us, we will not assert any offset or counterclaim, of whatever nature or description, in any such action or proceeding. No failure or delay by you in exercising any of your powers or rights hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any such power or right preclude other or further exercise thereof or the exercise of any other right or power. Your rights, remedies and benefits hereunder are cumulative and not exclusive of any other rights, remedies or benefits which you may have. This Agreement may only be modified in writing and no waiver by you will be effective unless in writing and then only to the extent specifically stated. You shall have the right to assign this Agreement and all of your rights hereunder shall inure to the benefit of your successors and assigns; and this Agreement shall inure to the benefit of and shall bind our respective successors and assigns.

                                                     Very truly yours,

                                                     BREAKING WAVES, INC.



                                             By: /s/ Harold Rashbaum
                                                     Harold Rashbaum, President


Accepted at New York, New York

On September 12, 2000

                                                     CENTURY BUSINESS CREDIT
                                                     CORPORATION


                                              By:/s/_____________________

                                           Title:   _____________________